EXHIBIT 4.04


                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                             DEER VALLEY CORPORATION

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK

     Deer Valley Corporation, a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD"), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Articles of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

           SERIES D CONVERTIBLE PREFERRED STOCK DESIGNATION AND AMOUNT

     300,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES D CONVERTIBLE PREFERRED STOCK" with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

     1.  Stated  Value.  The  stated  value  of  each  issued  share of Series D
         -------------
Convertible Preferred Stock shall be deemed to be $10.00 (the "STATED VALUE"), as the same may be equitably adjusted whenever there may occur a stock dividend, stock split, combination, reclassification or similar event affecting the Series D Convertible Preferred Stock

     2.  Voting.
         ------

          a. Number of Votes. On any matter presented to the stockholders of the
             ---------------
     Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series D Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Section 2(b) below,
                                                             -----------
     holders of Series D Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

          b.  Limitations on Corporate Action. At any time when shares of Series
              -------------------------------
     D Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and

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     in  addition  to  any  other  vote  required  by law or this Certificate of
     Designation, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series D Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class from the Common Stock, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

               (i) increase the authorized number of shares of Series D Convertible Preferred Stock;

               (ii) alter or change the voting or other powers, preferences, or other rights, privileges or restrictions of the Series D Convertible Preferred Stock contained herein (by merger, consolidation or otherwise);

               (iii) make or authorize, or permit the authorization of, any material change in the nature or scope of the business of the Corporation; or

               (iv) cause or authorize, or permit any of its subsidiaries to authorize or take any of the foregoing actions. For purposes of this
          Section 2(b)(iv), "SUBSIDIARY" means any entity of which securities or
          ---------------
          ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Corporation. For purposes of this Certificate of Designation, "CONTROL" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     3.  Dividends.
         ---------

          a.  Amount.  From  and after the date of the issuance of any shares of
              ------
     Series D Convertible Preferred Stock, each holder of Series D Convertible Preferred Stock shall receive, in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Convertible Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and all Series D Convertible Preferred Stock had been converted into Common Stock, and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Convertible Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend.

          b.  Cumulative  Dividends  on  Series  D  Convertible Preferred Stock.
              ------------------------------------------------------------------
     Dividends declared or paid for shares of Series D Convertible Preferred Stock shall not be cumulative.

     4.   Liquidation,  Dissolution,  or  Winding-Up;  Certain  Mergers,
          --------------------------------------------------------------
          Consolidations  and  Asset  Sales.
          ---------------------------------

          a. Payments to Holders of Series D Convertible Preferred Stock. In the
             -----------------------------------------------------------
     event  of any voluntary or involuntary liquidation, dissolution, or winding

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     up  of  the  Corporation,  the  holders  of  shares of Series D Convertible
     Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders after the Aggregate Series A Liquidation Preference Payment (as defined in the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Corporation (the "SERIES A PREFERRED CERTIFICATE OF DESIGNATIONS")) shall be made to the holders of shares of the Corporation's Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Convertible Preferred Stock (such Common Stock and other stock being collectively referred to as "JUNIOR STOCK") by reason of their ownership thereof, an amount equal to Thirty Thousand and No/100 Dollars ($30,000)(the amount payable pursuant to this sentence is hereinafter referred to as the "SERIES D LIQUIDATION AMOUNT"). If, upon any such liquidation, dissolution, or winding up of the Corporation (and after the entire Aggregate Series A Liquidation Preference Payment has been paid to the holders of shares of Series A Preferred Stock) the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Convertible Preferred Stock, the full preferential amount to which they shall be entitled, the holders of shares of Series D Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Convertible Preferred Stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series D Convertible Preferred Stock ranks pari passu with the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

          b.  Payments  to  Holders  of  Junior  Stock.  Upon  any  liquidation,
              ----------------------------------------
     dissolution or winding up of the Corporation, immediately after (1) the holders of Series A Preferred Stock have been paid in full the Aggregate Series A Liquidation Preference Payment, as set forth in the Series A Preferred Stock Certificate of Designations; and (2) the holders of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock have then been paid in full the Series B Liquidation Amount, Series C Liquidation Amount or Series D Liquidation Amount, as applicable and as set forth in the respective certificate of designations, the remaining net assets of the Corporation available for distribution shall be distributed pro-rata among the holders of shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock on an as-converted-to-Common Stock basis.

          c.  Deemed  Liquidation  Events.
              ---------------------------

               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 4 (a "DEEMED LIQUIDATION
                                                ---------
          EVENT"), unless the holders of a majority of the shares of Series D Convertible Preferred Stock elect otherwise by written notice given to the Corporation at least five (5) days prior to the effective date of any such event:

                    A.  a  merger  or  consolidation  in  which

                         (I)  the Corporation  is  a  constituent  party,  or

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                         (II) a subsidiary  of  the  Corporation  is  a
                              constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

          except that any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 4(c)(i),
                                                                --------------
          all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation, or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                    B. the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, except where such sale, lease, transfer, or other disposition is to a wholly-owned subsidiary of the Corporation.

               (ii) The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to
          Section  4(c)(i)(A)(I) above unless the agreement or plan of merger or
          ---------------------
          consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 4(a)
                                                                   -------------
          and  4(b)  above.
          --------

               (iii)  In  the  event  of  a Deemed Liquidation Event pursuant to
          Section  4(c)(i)(A)(II)  or  (B)  above,  if  the Corporation does not
          -------------------------------
          effect a dissolution of the Corporation under the Florida Business Corporation Act within sixty (60) days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series D Convertible Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to  the terms of the following clause (B) to require the redemption of
                                         ---------
          such  shares  of  Series D Convertible Preferred Stock; and (B) if the
          holders of at least a majority of the then-outstanding shares of Series D Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than seventy-five
          (75) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors)(the "NET PROCEEDS") to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the "LIQUIDATION REDEMPTION DATE"), all outstanding shares of Series D Convertible Preferred Stock at a price per share equal to the Series D Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series D Convertible Preferred Stock, or if the Proceeds are not sufficient to redeem all outstanding shares of Series D Convertible Preferred Stock, or if the Corporation does not have sufficient funds lawfully available to effect such redemption, the Corporation shall redeem a pro rata portion of each holder's shares of Series D Convertible Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this
          Section  4(c)(iii),  the Corporation shall not expend or dissipate the
          -----------------
          consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

               (iv)  Whenever  the  distribution  provided for in this Section 4
                                                                       ---------
          shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, rights or securities as determined in good faith by the Board of Directors of the Corporation.

     5.  Mandatory  Conversion.
         ---------------------

          a. Contemporaneously with the completion of the increase in authorized shares of Common Stock of the Corporation (the "MANDATORY CONVERSION DATE") in connection with that certain Securities Purchase and Share Exchange
     Agreement, of even date herewith, by and among Deer Valley Corporation, certain shareholders of Deer Valley a party thereto, DeerValley Acquistions, Corp. ("DVA"), DVA shareholders a party thereto, Vicis Capital Master Fund, and certain purchasers of Series A Convertible Preferred Stock a party thereto, (i) each 1.5 outstanding shares of Series D Convertible Preferred Stock shall automatically be converted into ten (10) shares of Common Stock, and (ii) the shares of Series D Convertible Preferred Stock may not be reissued by the Corporation as shares of such series or any other series of Preferred Stock.

          b. All holders of record of shares of Series D Convertible Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series D Convertible Preferred Stock pursuant to this Section 5. Such notice need
                                                     ---------
     not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of Florida corporate law, to each record holder of Series D Convertible Preferred Stock. Upon receipt of such notice, each holder of shares of Series D Convertible Preferred Stock shall surrender his, her or its certificate(s) for all such shares to the Corporation at the place designated in such notice, and shall thereunder receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to Section 5(a). On the Mandatory Conversion Date, all outstanding
                 -----------
     shares of Series D Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Convertible Preferred Stock so converted, including the rights, if any, to receive notices and to vote (other than as a holder of Common Stock), will terminate, except the right of the holders thereof, upon surrender of their certificate(s) therefor, to receive certificates for the number of shares of Common Stock into which such Series D Convertible Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument(s) of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate(s) for Series D Convertible Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such Conversion in accordance with the provisions hereof.

          c. All certificates evidencing shares of Series D Convertible Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series D Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder(s) thereof to surrender such certificate(s) on or prior to such date. Such converted Series D Convertible Preferred Stock may not be reissued as shares of such Series or any other series of Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Convertible Preferred Stock accordingly.

     6.  Optional  Conversion. The holders of the Series D Convertible Preferred
         --------------------
Stock  shall  have  no  optional  conversion  rights.

     7.  Redemption.  There  shall  be  no  redemption  of  shares  of  Series D
         ----------
Convertible  Preferred  Stock.

     8.  Waiver.  Any  of  the  rights, powers, or preferences of the holders of
         ------
Series D Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series D Convertible Preferred Stock then outstanding.



                            [Signature Page Follows]

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     IN  WITNESS WHEREOF, this Certificate of Designation has been executed by a duly  authorized  officer  of  the  Corporation  on this 21st day of July, 2006.


                              DEER VALLEY CORPORATION

                              /s/ Charles G. Masters
                              ----------------------------------------------
                              By:  Charles G. Masters
                              Its: President and Chief Executive Officer



      [Signature Page to Series D Convertible Preferred Stock Certificate of
                                  Designations]


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